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                                                                EXHIBIT 10.57

                           AMENDED AND RESTATED AGREEMENT
                     REGARDING ADDITIONAL MANAGEMENT SERVICES


     THIS AMENDED AND RESTATED AGREEMENT REGARDING ADDITIONAL MANAGEMENT SERVICES (the "Agreement"), is made this 24th day of January, 1997, by and among
(a) DIRECTIONS 79, a Kentucky limited partnership (the "Owner"), (b) MEDALLION-DIRECTIONS, LTD., an Ohio limited liability company, as successor general partner of the Owner (the "General Partner"), and (c) NHP-HG 16, Inc., a Virginia corporation ("NHP" or the "Manager").

     WHEREAS, the Owner, Brightside, Ltd., a Florida limited partnership ("Brightside") and a predecessor of the General Partner, previously entered into that certain Agreement Regarding Additional Management Services, dated as of January 1, 1995 (the "Original Agreement");

     WHEREAS, pursuant to that certain Assignment and Assumption Agreement, dated as of even date herewith (the "Assignment"), Brightside assigned all of its right, title and interest in and to the Original Agreement to Manager;

     WHEREAS, the Owner is a limited partnership organized for the purpose of acquiring, developing, rehabilitating, owning and operating a 75 unit multi-family housing project (the "Project"), designated by the United States Department of Housing and Urban Development ("HUD") as MOMENTUM 75;

     WHEREAS, the Owner and Broad Street Management, Inc., an Ohio corporation ("BSM" or the "Management Agent"), have entered into that certain Amended and Restated Housing Management Agreement of even date herewith (the "Management Agreement"), under which the Owner has appointed BSM as the management agent for the Project;

     WHEREAS, HUD has required the Owner to enter into a regulatory agreement, (the "Regulatory Agreement"), which provides, among other things, that units in the Project must be rented to elderly or disabled persons or families of low or moderate income and sets forth maximum allowable rents, reporting requirements, and tenant income limits;

     WHEREAS, pursuant to the Agreement of Limited Partnership of the Owner (the "Partnership Agreement"), the General Partner of the Owner must cause to be performed certain services in connection with the management of the Project, including without limitation, compliance with the Regulatory Agreement;

     WHEREAS, the parties hereto recognize that expertise and substantial special and extra services are required in the management of low and moderate income housing, including, without limitation, tenant selection, tenant orientation, compliance with

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various affirmative fair housing marketing requirements, staffing, training, record keeping and contact with various governmental agencies;

     WHEREAS, for all of the foregoing reasons and in order to attempt to ensure compliance with the requirements of the Regulatory Agreement, the General Partner has determined that it is necessary, and the Owner and the General Partner have requested, the Manager (a) to provide the expertise and to perform various of the aforesaid special and extra management services required for the Project and (b) to supervise, for and on behalf of the Owner, the performance of the Management Agent for the Project under the Management Agreement, and the Manager has agreed to do so; and

     WHEREAS, Owner and Manager desire to amend and restate the Original Agreement to reflect herein their agreements and understandings.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1. The Manager agrees to supervise, on behalf of the Owner, the performance of the Management Agent.

2. The Manager agrees, on behalf of the General Partner, to provide additional services to the Owner as follows:

       (a) Monitoring, review and oversight of the interviewing, hiring, training and supervising of employees and independent contractors involved in the operation, management and maintenance of the Project.

       (b) Review and analysis of, or assistance in the preparation of, operational budgets, operating statements, and books of account insofar as they apply to the operations of the Project, and submission of same to the Owner on a regular basis.

       (c) Arranging for, and review of, audits and preparation of operating data for use in the Owner's tax returns.

       (d) Use its good faith efforts to make and enforce such other contracts, actions, and arrangements which are in the best interest of the Project, and doing all other things which the Manager determines are necessary, desirable or convenient in connection with the renting, management, maintenance, repair and general operation of the Project, on behalf of the Owner, and the administration of the Partnership Agreement.

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3.     Manager agrees to provide to the Owner its expertise and to perform for the Owner the aforesaid special and extra management services needed with respect to the Project, in connection with its supervision of the Management Agent pursuant to Section 1 hereof.

4. The Manager agrees that the services which it shall furnish pursuant to this Agreement will be efficient and it will use its good faith efforts at all times in furnishing or performing such services to promote and advance the best interests of the Owner. In providing services hereunder, the Manager shall not be deemed to have made any warranty and shall not be an insurer of any results, and its obligations hereunder shall therefore be limited to the performing of such services in good faith and in a diligent manner. The Manager shall be liable only for bad faith, fraud, willful misconduct or gross negligence in the performance of its duties hereunder.

5. Nothing herein contained shall be construed as requiring the Manager to perform legal or accounting services which should be rendered by an attorney-at-law or certified public accountant.

6. In consideration for Manager's expertise and performance of special services pursuant to this Agreement, the Owner shall pay to the Manager a supplemental management fee equal to ninety percent (90%) of the amount, if any, by which cash receipts from operations of the Project and cash proceeds and receipts from other sources (excluding the sale or refinancing of the Project and including funds released from reserves) exceed (a) all cash expenses, capital and other expenditures (excluding expenditures paid from funded reserves) and contributions or additions to reserves, of or relating to the Project (operating and otherwise but excluding depreciation and amortization of capitalized items) including, without limitation, debt service, and the management fees provided for in the Management Agreement and in this Section 6, plus (b) $9,000, which supplemental management fee shall be determined and payable on an annual basis. Such supplemental management fee may be paid only upon a determination to distribute net partnership receipts which should be determined within 90 days after the applicable fiscal year end of the Owner.

7. The term of this Agreement shall begin on the date hereof and end on December 31, 1997; provided, however, that such term shall automatically be extended for additional one (1)-year periods unless notice of termination is given to Manager by Owner on January 1 of any such extended period, beginning with January 1, 1998, in which case this Agreement shall terminate on December 31 of such year; provided, further, however, that Manager may terminate this Agreement at any time on thirty (30) days' prior written notice. Any obligations of Owner pursuant to Section 6 shall survive termination of this Agreement.

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8.     The Owner hereby (i) consents to the assignment of the Original Agreement from Brightside to NHP pursuant to the Assignment and agrees that NHP is the Manager under the Original Agreement, as amended and restated herein; (ii) accepts the Original Agreement, as amended and restated herein, and hereby ratifies and affirms its legal obligations under this Agreement; and (iii) represents and warrants to Manager that this Agreement is the legally valid and binding obligation of Owner, and that Owner has no defenses, offsets or claims with respect to its obligations under this Agreement.

9. This Agreement shall be binding on the parties hereto, their heirs, successors and assigns. However, this Agreement may not be assigned by any party without the consent of all Parties hereto.

10. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Ohio.

11. General Partner shall indemnify, defend and save harmless Manager and its officers, directors, employees, agents, affiliates, contractors and each of them from all loss, damage, cost, expense (including reasonable attorneys' fees and costs), liability or claims for (a) personal injury or property damage incurred or occurring in, on or about the Project, (b) Manager's performance of services that are within the scope of Manager's authority under this Agreement or when Manager is acting under the express direction of the General Partner and (c) any breach by General Partner of their respective representations, warranties or covenants set forth in this Agreement. Such indemnification shall not extend to situations where Manager is adjudicated guilty of gross negligence or wilful misconduct. Manager shall indemnify, defend and save harmless General Partner and its officers, directors, employees, agents, affiliates, contractors and each of them from all loss, damage, cost, expense (including reasonable attorneys' fees and costs), liability or claims arising out of Manager's adjudicated gross negligence or wilful misconduct. Such indemnification shall not extend to situations where the General Partner is adjudicated guilty of gross negligence or intentional misconduct.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                              OWNER:

                              DIRECTIONS 79, a Kentucky limited partnership
                              By:     Medallion-Directions, Ltd., an Ohio
                                      limited liability company, General
                                      Partner

                              By:     Heritage Resources Inc., Mgr.
                                      ------------------------------------
                              Name:   By:  David W. Houze
                                      ------------------------------------
                              Title:  President
                                      ------------------------------------

                              MANAGER:

                              NHP-HG 16, INC., a Virginia
                              corporation

                              By:
                                      ------------------------------------
                              Name:   Douglas A. Ewing
                                      ------------------------------------
                              Title:  Vice President
                                      ------------------------------------

                              GENERAL PARTNER:

                              MEDALLION-DIRECTIONS, LTD., an Ohio limited
                              liability company
                              By:     Heritage Resources, Inc., Mgr.
                                      ------------------------------------
                              Name:   By:  David W. Houze
                                      ------------------------------------
                              Title:  President
                                      ------------------------------------

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